Exhibit 23.1

Cinnamon Jang Willoughby & Company
Chartered Accountants
A Partnership of Incorporated Professionals

Consent of Independent Registered Public Accounting Firm

          We have issued our report dated April 27, 2006, accompanying the financial statements for the period ended from the date of inception (January 19, 2005) to December 31, 2005 of Georgia International Mining Corporation  included in the Registration Statement Form SB-2.  We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on October 31, 2006.

                                                                                          ACinnamon Jang Willoughby & Company@

                                                                                                            Chartered Accountants

Burnaby, BC
October 31, 2006

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.  Telephone: +1 604 435 4317.  Fax: +1 604 435 4319.
HLB Cinnamon Jang Willoughby & Company is a member of   International. A world-wide organziation of accounting firms and business advisors.